EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Michael G. Bazinet	Mark A. Rozelle
Media Relations	Investor Relations
203-622-3549	203-622-3520
MURRAY S. KESSLER ELECTED CHIEF EXECUTIVE OFFICER, UST;
VINCENT A. GIERER, JR. TO SERVE AS NON-EXECUTIVE CHAIRMAN
GREENWICH, Conn., Nov. 2, 2006 – UST Inc. (NYSE: UST) announced today that Murray S. Kessler, 47, has been elected chief executive officer by the company’s board of directors, effective Jan. 1, 2007. UST is the holding company for U.S. Smokeless Tobacco Company (USSTC), the world’s largest manufacturer and marketer of smokeless tobacco products, and International Wine & Spirits Ltd, a leading producer and marketer of premium wines.
Kessler succeeds Vincent A. Gierer, Jr., 59, who, as previously announced, will retire as CEO at the end of this year and serve as non-executive chairman of the UST Board of Directors. Kessler has been president and chief operating officer, UST Inc., as well as a board member since November 2005.
“Murray Kessler’s proven leadership in his seven years at UST, including his focus on building long-term sustainable growth for our company, as well as his previous extensive consumer products experience, combine to make him the right person to lead this company forward,” said Gierer. “He has been instrumental in driving growth for the smokeless tobacco category, innovation, and for the implementation of our cost-cutting initiative, Project Momentum, which will help provide the resources necessary to enable us to become more competitive in an increasingly challenging external environment.”
Prior to assuming parent company executive responsibilities, Kessler was president, USSTC. Under his leadership, USSTC launched a multi-year strategic plan focused on growing the smokeless tobacco category by attracting adult smokers to the category through innovative new products and communication efforts. As a result, overall category growth has more than tripled, making it one of the fastest growing segments in the consumer packaged goods sector. Prior to being named president of USSTC in April 2000, he served as senior vice president responsible for sales and marketing.
Commenting on his appointment, Kessler said, “I am honored to be chosen to succeed Vince Gierer to lead the great team at UST. I am grateful for his mentorship. Going forward, we have the powerhouse brands, the financial strength and a talented group of employees dedicated to building an even brighter future for our company. As our recently released third quarter results demonstrated, our premium moist smokeless tobacco volume is growing again and we exceeded both internal and external earnings expectations. With premium volume on the upswing and the additional resources our Project Momentum cost-savings initiative will provide, we are well positioned to deliver on our long-term goal of providing a shareholder return of at least 10 percent, including diluted earnings per share growth and a strong dividend.”
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Kessler joined USSTC in 2000 with more than 18 years of consumer packaged goods experience at companies including Campbell Soup and Clorox. He has had management responsibility for such major brands as Swanson Frozen Foods, Pace picante sauces, Prego pasta sauces, Franco-American pastas and gravies, and Clorox bleaches. He received his B.S. degree from Villanova University and his M.B.A. from New York University’s Stern School. For more details, please refer to Kessler’s biography attached.
Gierer has served as CEO since 1993 and president since 1990. He joined the company in 1978 and was elected controller in 1983. In 1986, he was promoted to senior vice president and named to the board of directors. In 1987, Gierer was elected chief financial officer. The following year he was named executive vice president. Before joining UST, Gierer worked for Ernst & Ernst (now Ernst & Young). He holds a bachelor’s degree from Iona College and is a Vietnam veteran having served in the U.S. Army.
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UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and International Wine & Spirits Ltd. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. International Wine & Spirits Ltd. produces and markets premium wines sold nationally through the Chateau Ste. Michelle, Columbia Crest, Conn Creek, and Villa Mt. Eden wineries, as well as sparkling wine produced under the Domaine Ste. Michelle label.
Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to products liability, antitrust and other matters and legal and other regulatory initiatives; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2005. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward- looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MURRAY S. KESSLER
Incoming Chief Executive Officer & President
UST Inc.
Murray S. Kessler will become, effective Jan. 1, 2007, chief executive officer and president, UST Inc. (NYSE: UST), the holding company for its principal subsidiaries, U.S. Smokeless Tobacco Company (USSTC) and International Wine & Spirits Ltd.
Since 2005, Mr. Kessler has been president and chief operating officer, UST, as well as a member of the Board of Directors and chairman of the Strategic Review Committee. As chief operating officer, Mr. Kessler provided leadership for development and implementation of a 2006 smokeless tobacco loyalty plan that has resulted in the stabilization of premium sales volume. In addition, he has led the Project Momentum three-year, $100-million cost reduction initiative to enhance the company’s competitiveness to help ensure long-term consistent and sustainable earnings growth.
Previously, he was president, USSTC. Under his leadership, USSTC launched a multi-year strategic plan focused on growing the smokeless tobacco category by attracting adult smokers to the category through innovative new products and communication efforts. Prior to being named president of USSTC in April 2000, he served as senior vice president responsible for sales and marketing.
Mr. Kessler joined USSTC with more than 18 years of consumer packaged goods experience at companies including Campbell Soup and Clorox. He has had management responsibility for such major brands as Swanson Frozen Foods, Pace picante sauces, Prego pasta sauces, Franco-American pastas and gravies, and Clorox bleaches. He also has launched new products that now represent more than $1 billion in sales.
Mr. Kessler received his B.S. in business administration from Villanova University and his M.B.A. in marketing and finance from New York University’s Stern School. He is a member of the Young Presidents Organization, National Association of Convenience Stores and the American Wholesale Marketers Association. He serves as a champion for the National Council for Executive Women and is on the Advisory Board and Executive Committee for the Villanova University Marketing and Public Policy Center.
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UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and International Wine & Spirits Ltd. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. International Wine & Spirits Ltd. produces and markets premium wines sold nationally through the Chateau Ste. Michelle, Columbia Crest, Conn Creek, and Villa Mt. Eden wineries, as well as sparkling wine produced under the Domaine Ste. Michelle label.